UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53511	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On July 12, 2010, CleanTech Innovations, Inc. (the “Company”) completed a closing of a private placement offering (the “Offering”) of Units (as defined below) pursuant to which the Company sold an aggregate of 3,333,333 Units at an offering price of $3.00 per Unit for aggregate gross proceeds of $10,000,000. Each “Unit” consists of one share of the Company’s common stock, par value $.00001 per share (the “Common Stock”), and a three-year warrant to purchase 15% of one share of Common Stock at an exercise price of $3.00 per share (the “Warrants”). The Warrants are immediately exercisable, expire on the third anniversary of their issuance, and entitle the purchasers of the Units, in the aggregate, to purchase up to 500,000 shares of Common Stock at an exercise price of $3.00 per share. The purchasers of the Units received registration rights pursuant to a Registration Rights Agreement requiring the Company to file a registration statement within 60 days of the closing of the Offering covering the shares of Common Stock issued in the Offering and the shares issuable upon exercise of the Warrants. The above descriptions are not complete and are qualified in their entirety by reference to the complete text of the forms of the Warrants and Registration Rights Agreement attached hereto as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Fees were paid to participating selected dealers of (i) 10% of the securities placed payable in cash, or an aggregate cash commission of $1,000,000, and (ii) a number of warrants equal to 10% of the number of Units placed, or, in the aggregate, warrants to purchase 333,333 shares of Common Stock under the same terms as the Warrants issued in the Offering.

The Company issued the shares pursuant to exemptions from registration under Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended. The securities offered in the private placement have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Company anticipates that the net proceeds of the Offering will be used for working capital purposes.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 13, 2010, the Board of Directors of the Company voted to (i) increase the size of the Board of Directors to five and (ii) appoint Messrs. Arnold Staloff, Shuyuan Liu and Zili Zhao as members of the Board of Directors effective immediately. The Board of Directors has determined that each of Messrs. Staloff, Liu and Zhao are independent directors pursuant to the NASDAQ Stock Market listed company standards and the independence standards set forth in the Company’s corporate governance guidelines. The Board of Directors has determined further that Mr. Staloff is an “audit committee financial expert,” as defined under Item 407(d) of Regulation S-K. The Board of Directors has appointed Messrs. Staloff, Liu and Zhao to serve as members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board of Directors has named Mr. Staloff the Chairman of the Audit Committee, Mr. Zhao the Chairman of the Compensation Committee and Mr. Liu the Chairman of the Nominating and Corporate Governance Committee.

There are no arrangements, understandings or family relationships between the Company and any other director or executive officer of the Company pursuant to which Messrs. Staloff, Liu and Zhao were selected as directors, nor are there or have there been any transactions between Messrs. Staloff, Liu and Zhao and the Company in which they have or had a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Commission.

The Company and Mr. Staloff have agreed that he will be compensated with a salary of $55,000 per annum and be granted options, effective July 13, 2010, to purchase an aggregate of 30,000 shares of the Company’s Common Stock, with options to purchase 10,000 shares vesting immediately and the remainder to vest in increments of 10,000 shares on each subsequent annual anniversary of the grant date. The options may be exercised at the price of $8.44 per share, which was the closing price of the Company’s Common Stock on the OTCBB on July 13, 2010. Messrs. Liu and Zhao shall be eligible to receive grants of options to purchase the Company’s Common Stock in such amounts and on such terms as agreed to in the future.

Biographies

Mr. Arnold Staloff, Age 65

Mr. Staloff started his professional career in 1968 at the U.S. Securities and Exchange Commission. Mr. Staloff served as a director for Lehman Brothers Derivative Products Inc. from 1994 until October 2008. Mr. Staloff serves currently as the Chairman of the Audit Committee at both NASDAQ-listed SmartHeat Inc., a plate heat exchange system manufacturer, since 2008, and NASDAQ-listed Deer Consumer Products, Inc., a small home and kitchen electronic products manufacturer, since 2009. From December 2005 to May 2007, Mr. Staloff served as Chairman of the Board of SFB Market Systems, Inc., a New Jersey-based company that provided technology solutions for the management and generation of options series data. During 1989 and 1990, Mr. Staloff served as President and Chief Executive Officer of The Comex (The Commodities Exchange.) From June 1990 to March 2003, Mr. Staloff served as President and Chief Executive Officer of Bloom Staloff Corporation, an equity and options market-making firm and foreign currency options floor broker. From 2007 until his resignations in July 2010, Mr. Staloff served as the Chairman of the Audit Committee at both NASDAQ-listed Shiner International, Inc., a packaging and anti-counterfeit plastic film company, and NASDAQ-listed AgFeed Industries, Inc., a feed and commercial hog producer.  Mr. Staloff has been credited with the founding of Options on Foreign Currencies and the precursor to SPYDERS.  For well over a decade, Mr. Staloff has been a continuous subject of biographical record in Who’s Who in America. Mr. Staloff brings to the Board of Directors a long and successful business career, with extensive experience at both the management and board levels. His skills include financial analysis and accounting expertise.

Mr. Shuyuan Liu, Age 60

Mr. Liu is a former director at China Huaneng Power International, Inc., one of the five largest power producers in China engaging in the development, construction and operation of large power plants. Since 2000, Mr. Liu has served as the Chairman of Liaoning Energy Investment (Group) Co., Ltd., a large Chinese government-authorized investment company specializing in investments in the energy sector. From 2004 to 2008, Mr. Liu served as the Chairman of Liaoning Guoneng Group (Holding) Co., Ltd., a large government-authorized steel product logistics company. Mr. Liu was named Outstanding Entrepreneur by the Central Government of China in 2006 and was also awarded the Medal of Prominent Entrepreneur. Mr. Liu is an accomplished economist and he is currently the President of the Liaoning Entrepreneurs Association. Mr. Liu brings to the Board of Directors extensive business and financial experience in the energy and steel industries in China. His skills include logistics, industry analysis and financial analysis.

Mr. Zili Zhao, Age 60

Mr. Zhao currently serves as the Deputy General Manager and Deputy Secretary of Liaoning Electric Power Company Ltd., a subsidiary of China State Grid, the largest electric power transmission and distribution company in China. From 1995 to 2000, Mr. Zhao served as the Director of Dalian Electric Power Bureau. Prior to 1995, Mr. Zhao devoted 20 years to academia. From 1991 to 1995, Mr. Zhao served as the Headmaster of Dalian Electric Power Economic Management University. From 1985 to 1991, he served as the Headmaster of Dalian Electric Power University. Prior to 1991, he held multiple positions within the Dalian Electric Power University, including Deputy Party Secretary, Director of Committee Organization, and Professor of Power Generation. Mr. Zhao received a bachelor’s degree in Educations Principles from HuaZhong Normal University and a master’s degree in Electric Power Generation from Dongbei Electric Power University. Mr. Zhao brings to the Board of Directors his unique perspective and over 25 years of extensive experience in the energy industry in China.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 8, 2010, the Board of Directors of the Company adopted a revised and amended Code of Conduct (the “Code of Conduct”), superseding and replacing the prior Code of Ethics adopted in 2008. The Code of Conduct addresses Company-wide conduct including, among other things, honest and candid conduct, conflicts of interest, disclosure, compliance with laws, corporate opportunities and use of company assets, confidentiality, fair dealing, and reporting and accountability. A copy of the Code of Conduct is filed as Exhibit 14.1 hereto and is incorporated herein by reference.

The Code of Conduct will be posted as soon as practicable at the Company’s website, www.ctiproduct.com.

Item 8.01 Other Events

On July 13, 2010, the Company issued a press release announcing the completion of a closing of $10,000,000 equity financing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.2	Form of Warrant
4.3	Form of Registration Rights Agreement
14.1	Code of Conduct
99.1	Press Release, dated July 13, 2010, “CleanTech Innovations, Inc. Announces Completion of $10 Million Equity Financing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.
(Registrant)

Date:	July 13, 2010	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	Chief Executive Officer